- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/X/  Preliminary proxy statement

/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                PIONEER-STANDARD
                               ELECTRONICS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       PIONEER-STANDARD ELECTRONICS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       PIONEER-STANDARD ELECTRONICS, INC.
                 4800 EAST 131ST STREET / CLEVELAND, OHIO 44105


                                 June 26, 1996


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Pioneer-Standard Electronics, Inc., which will be held on Tuesday, July 23, 1996, at the Cleveland South Hilton Inn, 6200 Quarry Lane, Cleveland, Ohio at 11:00 a.m. A map to the Cleveland South Hilton Inn is included on the inside back cover of the Proxy Statement. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the meeting, in addition to electing three Directors, your Board is asking shareholders to approve an amendment to the Company's Amended Articles of Incorporation to increase the number of authorized Common Shares. These proposals are fully set forth in the accompanying Proxy Statement for your information.

     For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals.

     It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date and mail the enclosed Proxy in the envelope provided, at your earliest convenience.

     Thank you for your cooperation and continued support.

                                James L. Bayman

                      Chairman of the Board, President and
                            Chief Executive Officer

                       PIONEER-STANDARD ELECTRONICS, INC.
                 4800 EAST 131ST STREET / CLEVELAND, OHIO 44105

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of the Shareholders (the "Annual Meeting") of Pioneer-Standard Electronics, Inc. (the "Company") will be held at the Cleveland South Hilton Inn, 6200 Quarry Lane, Cleveland, Ohio, on Tuesday, July 23, 1996, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

          1. To elect three (3) Class B members of the Board of Directors of the Company to hold office for a term of three (3) years and until their respective successors are elected;

          2. To amend the Company's Amended Articles of Incorporation to increase the number of authorized Common Shares of the Company from 40,000,000 Common Shares to 80,000,000 Common Shares; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on June 3, 1996 are entitled to notice of the Annual Meeting and to vote thereat.

                                          By Order of the Board of Directors.

                                          William A. Papenbrock
                                          Secretary


June 26, 1996


     PLEASE SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                       PIONEER-STANDARD ELECTRONICS, INC.
                 4800 EAST 131ST STREET / CLEVELAND, OHIO 44105

                               ------------------


                    MAILED TO SHAREHOLDERS ON JUNE 26, 1996


                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 23, 1996

     The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of Pioneer-Standard Electronics, Inc. (the "Company") and is to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on July 23, 1996, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his Proxy by giving notice to the Company in writing at any time before its exercise or in open meeting. Unless so revoked, shares represented by a valid Proxy (in the form enclosed and properly signed) received in time for the voting will be voted in accordance with the directions contained therein.

     The holders of Common Shares of the Company (the only class of shares outstanding) will be entitled to vote at the Annual Meeting. At the close of business on June 3, 1996, the date fixed for the determination of persons entitled to vote, there were 22,519,692 Common Shares outstanding and entitled to vote at the Annual Meeting, each share being entitled to one vote. Under Ohio law and the Company's Amended Code of Regulations, if a quorum is present at the Annual Meeting, the three (3) nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting by the Common Shares present in person or represented by proxy and entitled to vote will be elected Directors. However, the proposal to amend the Company's Amended Articles of Incorporation ("Proposal 2") must be approved by the affirmative vote of the holders of record of at least two-thirds of the Common Shares. Votes that are withheld with respect to the election of Directors will not be counted in determining the outcome of the election. An abstention from voting any share with respect to Proposal 2 will have the practical effect of a vote against Proposal 2. A broker non-vote with respect to any share will not affect the election of Directors, since the share is not considered present for voting purposes; however, a broker non-vote with respect to any share will have the practical effect of a vote against Proposal 2, since the adoption of Proposal 2 is determined on the basis of outstanding shares, rather than shares present.

     If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that he desires the voting for the election of Directors be cumulative, an announcement of the giving of such notice shall be made upon the convening of the meeting by the Chairman or Secretary or may be made by or on behalf of the shareholder giving such notice. Cumulative voting permits each shareholder to cumulate his voting power at such election by giving one nominee as many votes as equals the product of the number of Directors to be elected multiplied by the number of his votes, or by distributing his votes on the same principle among two or more nominees, as the shareholder sees fit.

     The Common Share information contained in this Proxy Statement reflects a three-for-two share split effected in the form of a 50% share dividend declared on July 25, 1995 and paid on September 6, 1995 to shareholders of record on August 16, 1995.

                             ELECTION OF DIRECTORS

     The Amended Code of Regulations of the Company provides that the Board of Directors shall be divided into three classes: Class A, Class B and Class C. All Directors serve for three-year terms and until their respective successors are elected The authorized number of Directors of the Company is presently fixed at ten, with a vacancy existing in Class B.

     At this Annual Meeting, three Class B Directors are to be elected for a three-year term ending at the Annual Meeting in 1999. The nominees for election are James L. Bayman, Gordon E. Heffern and Karl E. Ware, all of whom currently serve as Directors of the Company.

     The proxyholders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election as Directors of the three nominees named above unless the shareholder instructs by marking the appropriate space on the Proxy, that authority to vote is withheld. If cumulative voting is in effect, the proxyholders shall have full discretion and authority to vote for any one or more of such nominees. In the event of cumulative voting, the proxyholders can vote the shares represented by each Proxy so as to maximize the number of Board of Directors' nominees elected to the Board. Each of the nominees has indicated his willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named above and any such substitute nominee for any of them.

     The following table sets forth with respect to each of the nominees for election and the other Directors whose terms will continue after the Annual
Meeting: his principal occupation; the period during which he has served as a Director of the Company; his age; and the expiration date of his term or the term for which he is a nominee.

                             NOMINEES FOR ELECTION

                               PRINCIPAL OCCUPATION OR EMPLOYMENT
                                  FOR PAST FIVE YEARS AND OTHER          DIRECTOR                    PROPOSED
                                 DIRECTORSHIPS OF PUBLICLY-HELD         CONTINUOUSLY                   TERM
            NAME                          CORPORATIONS                    SINCE           AGE         EXPIRES
- ---------------------------- ---------------------------------------    ----------     ---------    -----------
CLASS B DIRECTORS
James L. Bayman(1).......... President of the Company since 1984,          1984           59           1999
                             Chief Executive Officer of the Company
                             since April 1995 and Chairman of the
                             Board of the Company since April, 1996


Gordon E. Heffern(3)........ Retired Chairman of the Board and Chief       1989           72           1999
                             Executive Officer, Society Corporation
                             and Society National Bank since 1987
                             and 1985, respectively (Banking);
                             Director, A. Shulman Inc.
Karl E. Ware(2)............. Chairman and Chief Executive Officer,         1988           69           1999
                             Ware Industries, Inc. (Metal Wire Forms
                             and Steel Components); Director, Acme-
                             Cleveland Corporation, Lesco, Inc., and
                             Lubrizol Corporation

                         DIRECTORS CONTINUING IN OFFICE

                               PRINCIPAL OCCUPATION OR EMPLOYMENT
                                  FOR PAST FIVE YEARS AND OTHER          DIRECTOR                    PROPOSED
                                 DIRECTORSHIPS OF PUBLICLY-HELD         CONTINUOUSLY                   TERM
            NAME                          CORPORATIONS                    SINCE           AGE         EXPIRES
- ---------------------------- ---------------------------------------    ----------     ---------    -----------
CLASS A DIRECTORS
Fredrick A. Downey(1)....... President, F.A. Downey Associates, Inc.       1983           68           1998
                             (Venture Capital/Consulting); prior
                             thereto, Executive Vice President --
                             Finance and Administration and
                             Director, Parker Hannifin Corporation
                             (Motion Control Systems and Components)
                             until retirement on January 1, 1988
Victor Gelb(1)(2)(3)........ President, Victor Gelb, Inc.                  1971           69           1998
                             (Industrial Fibers); Chairman of the
                             Board, Capitol American Financial Corp.
                             (Insurance) until January, 1990;
                             Director, Specialty Chemical Resources,
                             Inc.
Edwin Z. Singer(1)(2)(3).... Chairman of the Board, Sandusco, Inc.         1974           65           1998
                             (Wholesale Merchandising, Real Estate);
                             Director, Star Bank, N.A., Cleveland
CLASS C DIRECTORS
Preston B. Heller, Jr....... Retired Chairman of the Board and             1969           66           1997
                             Retired Chief Executive Officer of the
                             Company; Director, National City Bank
                             (a subsidiary of National City
                             Corporation), and Sudbury, Inc.
Arthur Rhein................ Senior Vice President                         1990           50           1997
Thomas C. Sullivan(1)(3).... Chairman of the Board and Chief               1984           58           1997
                             Executive Officer, RPM, Inc. (Specialty
                             Coatings and Membranes); Director,
                             National City Bank (a subsidiary of
                             National City Corporation), and Huffy
                             Corporation

- ---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND COMPENSATION OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee, and a Compensation Committee. The Executive Committee, which held no meetings during the last fiscal year, exercises the power and authority of the Board of Directors in the interim period between Board meetings. The Audit Committee, which held two meetings during the last fiscal year, reviews with the Company's independent auditors the proposed scope of the Company's annual audits and audit results, reviews the adequacy of internal financial controls, reviews internal audit functions, provides recommendations as to the engagement of independent auditors, and reviews any problems identified by either the internal or external audit functions. The Compensation Committee, which held one meeting during the last fiscal year, reviews and makes recommendations concerning executive officers' salaries and bonuses and employment agreements and the Company's stock option plans. The Compensation Committee also reviews and makes recommendations concerning Director compensation. The Board of Directors serves as the Company's nominating committee.

     The Board of Directors held four meetings during the fiscal year ended March 31, 1996. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by Committees of the Board on which he served, during the periods that he served.

     During the fiscal year ended March 31, 1996, Directors who are not also employees of the Company received an annual fee of $15,000 and $1,000 for each Board or Committee meeting attended. In addition, such Directors are to receive $200 for each Board or Committee telephone conference in which he participates. As Chairman of the Audit Committee, Mr. Singer received an annual fee of $2,000 in addition to any fees he received as a Committee member, and, as Chairman of the Compensation Committee, Mr. Gelb received an annual fee of $2,000 in addition to any fees he received as a Committee member. In the event that more than one Board or Committee meeting is held on one day, the Directors involved receive $500 for the second meeting attended.

                                SHARE OWNERSHIP

     The following table sets forth the number of Common Shares of the Company beneficially owned by each of the nominees for Director and the Directors whose terms will continue after the Annual Meeting; the Chief Executive Officer and each of the four most highly-compensated executive officers of the Company during fiscal 1996; all Directors and officers as a group; and the percent of the class so owned as of June 3, 1996.

                                                                     NUMBER OF
                                                                       COMMON
                                                                       SHARES
                                                                    BENEFICIALLY     PERCENT OF
                              NAME                                    OWNED(1)         CLASS
- ----------------------------------------------------------------    ------------     ----------
James L. Bayman.................................................        577,395          2.6%
Frederick A. Downey.............................................          5,500(2)         *
Victor Gelb.....................................................         30,252(2)        .1%
John V. Goodger.................................................         37,800(3)        .2%
Gordon E. Heffern...............................................         10,897(2)         *
Preston B. Heller, Jr. .........................................      1,062,147(4)       4.7%
Janice M. Margheret.............................................        166,274(5)        .7%
Arthur Rhein....................................................        179,437(6)        .8%
Edwin Z. Singer.................................................         84,579(2)(7)      .4%
Thomas C. Sullivan..............................................          6,375(2)         *
Karl E. Ware....................................................          4,350(2)         *
All Directors and officers as a Group (12 persons)..............      2,166,693(8)       9.5%

- ---------------

* Shares owned are less than one-tenth of one percent of class.

(1) Except where otherwise indicated, beneficial ownership of the Common Shares held by the persons listed in the table above is comprised of both sole voting and investment power, or voting and investment power that is shared with the spouses of such persons.

(2) Includes 3,000 Common Shares which the Director has the right to acquire within 60 days of June 3, 1996 through the exercise of stock options granted to the Director under the 1995 Stock Option Plan for Outside Directors.

(3) Includes 36,788 Common Shares which Mr. Goodger has the right to acquire within 60 days of June 3, 1996 through the exercise of stock options granted to him under the 1982 Incentive Stock Option Plan and 1991 Stock Option Plan.

(4) Includes 5,586 Common Shares held in a trust for which Mr. Heller serves as co-trustee and shares voting and dispositive poser, and 9,000 Common Shares held in a trust for which Mr. Heller serves as trust advisor and has sole voting and dispositive power, and 1,500 Common Shares which Mr. Heller has the right to acquire within 60 days of June 3, 1996 through the exercise of stock options granted to him under the 1995 Stock Option Plan for Outside Directors.

(5) Includes 127,937 Common Shares which Ms. Margheret has the right to acquire within 60 days of June 3, 1996, through the exercise of stock options granted to her under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan.


(6) Includes 165,937 Common Shares which Mr. Rhein has the right to acquire within 60 days of June 3, 1996, through the exercise of stock options granted to him under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan.

(7) Includes 67,500 Common Shares beneficially owned by a corporation controlled by Mr. Singer.

(8) The number of Common Shares shown as beneficially owned by the Company's Directors and officers as a group includes 350,162 Common Shares which such persons have the right to acquire within 60 days of June 3, 1996 through the exercise of stock options granted to them under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan, and the 1995 Stock Option Plan for Outside Directors.


                       COMPENSATION OF EXECUTIVE OFFICERS


     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended March 31, 1996, 1995 and 1994, of all those persons who were at March 31, 1996, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                   ANNUAL                           COMPENSATION
                                                COMPENSATION                           AWARDS
                             --------------------------------------------------     ------------
                                                                     OTHER           SECURITIES
        NAME AND                                                    ANNUAL           UNDERLYING         ALL OTHER
   PRINCIPAL POSITION        YEAR      SALARY       BONUS       COMPENSATION(1)       OPTIONS        COMPENSATION(2)
- -------------------------    -----    --------     --------     ---------------     ------------     ---------------
James L. Bayman (3)......    1996     $250,000     $386,739        $      --             5,000         $    42,662
  Chairman of the            1995      250,000      485,559               --                --              45,296
  Board, President           1994      250,000      357,301               --                --              47,401
  and Chief Executive
     Officer
Preston B. Heller,           1996      300,000           --               --                --           1,253,312(4)
  Jr.(3).................
                             1995      210,000      424,864               --                --              57,849
                             1994      210,000      312,639               --                --              62,144
Arthur Rhein.............    1996      200,000      314,225               --             5,000              10,165
  Senior Vice President..    1995      200,000      394,517               --            14,400              12,124
                             1994      200,000      290,307               --            75,000              15,530
Janice M. Margheret......    1996      185,000      241,712                              5,000               9,224
  Senior Vice President..    1995      185,000      303,475               --            14,400              12,495
                             1994      185,000      223,313               --            75,000              13,520
John V. Goodger..........    1996      130,000       72,513               --             5,000               7,392
  Vice President,            1995      130,000       91,042               --             9,000               9,320
  Treasurer and              1994      125,000       66,994               --            22,500               8,643
  Assistant Secretary

- ---------------

(1) Unless otherwise indicated, no executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his or her aggregate salary and bonus.

(2) Consists of (i) contributions by the Company on behalf of the Named Executives to the Pioneer-Standard Electronics, Inc. Employees' Profit Sharing Retirement Plan, which during fiscal 1996 were as follows: James L. Bayman $7,434; Preston B. Heller, Jr. $7,434; Arthur Rhein $7,434; Janice M. Margheret $7,434; and John V. Goodger $7,392 and (ii) premiums paid for split dollar life insurance by the Company during fiscal 1996 as follows:
    James L. Bayman $35,228; Preston B. Heller, Jr. $45,878; Arthur Rhein $2,731; and Janice M. Margheret $1,790.

(3) As of April 3, 1995, Preston B. Heller, Jr. retired as Chief Executive Officer and as of March 31, 1996, Mr. Heller retired as Chairman of the Board. James L. Bayman serves as Chairman of the Board, President and Chief Executive Officer.

(4) Pursuant to a Retirement Agreement dated February 28, 1996, Mr. Heller will receive $1,200,000 to be paid in 24 monthly installments from April 30, 1996 through March 31, 1998. However, subsequent to April 3, 1996, Mr. Heller will not receive any salary or bonus. See "Certain Relationships and Related Transactions."

                  OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     The following table sets forth information regarding grants of stock options to the Named Executives under the 1991 Stock Option Plan during the fiscal year ended March 31, 1996. The options were granted at the fair market value on the date of grant for a term of ten (10) years.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK PRICE
                                INDIVIDUAL GRANTS                                                 APPRECIATION
- ---------------------------------------------------------------------------------         FOR OPTION TERM (10 YEARS)(3)
                                          % OF TOTAL                                  -------------------------------------
                            NUMBER OF      OPTIONS
                            SECURITIES    GRANTED TO                                            5%                   10%
                            UNDERLYING    EMPLOYEES      EXERCISE                     -----------------------     ---------
                             OPTIONS      IN FISCAL        PRICE       EXPIRATION     PRICE PER     AGGREGATE     PRICE PER
          NAME               GRANTED         YEAR        ($/SHARE)        DATE          SHARE         VALUE         SHARE
- ------------------------    ---------     ----------     ---------     ----------     ---------     ---------     ---------
James L. Bayman.........       5,000(1)       2.2%        $15.375        3/29/06       $ 25.04      $ 48,325       $ 39.88
Arthur Rhein............       5,000(1)       2.2          15.375        3/29/06         25.04        48,325         39.88
Janice M. Margheret.....       5,000(1)       2.2          15.375        3/29/06         25.04        48,325         39.88
John V. Goodger.........       5,000(2)       2.2          15.375        3/29/06         25.04        48,325         39.88


- ------------------------

                          AGGREGATE
          NAME              VALUE
- ------------------------  ---------
James L. Bayman.........  $122,525
Arthur Rhein............   122,525
Janice M. Margheret.....   122,525
John V. Goodger.........   122,525

- ---------------

(1) Option shares become exercisable on the anniversary date of the date of grant as follows: 2,500 shares in 1997 and 2,500 shares in 1998.

(2) Option shares become exercisable on the anniversary date of grant as follows: 2,277 shares in 1997, 2,277 shares in 1998 and 446 shares in 1999.

(3) Realizable aggregate values are reported net of the option exercise price.

     Shown below is information with respect to the exercise of options to purchase the Company's Common Shares by the Named Executives and unexercised options to purchase the Company's Common Shares for the Named Executives.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS
                                  SHARES                              FISCAL YEAR-END                 AT FISCAL YEAR-END(1)
                                ACQUIRED ON       VALUE        -----------------------------     -------------------------------
            NAME                 EXERCISE        REALIZED      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
- ----------------------------    -----------     ----------     -----------     -------------     -------------     -------------
James L. Bayman.............           --       $       --            --            5,000                   --       $       0
Arthur Rhein................        6,750           70,159       149,737          132,800         $  1,799,816       1,071,235
Janice M. Margheret.........       38,000          408,721       111,737          132,800            1,314,441       1,071,235
John V. Goodger.............           --               --        28,463           35,600              259,541         241,180

- ---------------

(1) Based on the difference between the exercise price of such options and the closing price of a share of the Company's Common Shares on the NASDAQ National Market System on March 29, 1996 ($15.375).

EMPLOYMENT AGREEMENTS


     The Company has entered into new Employment Agreements with James L. Bayman, Arthur Rhein and John V. Goodger, effective April 1, 1996. Ms. Margheret has been requested to sign, but has not yet sign ed, her new Employment Agreement, and the Company and Ms. Margheret are discussing the status of her continued employment with, or in the alternative her separation from, the Company. The Employment Agreements provide for a one-year period and thereafter on a year-to-year basis subject to (i) termination by the Company effective as of any anniversary of the effective date, (ii) death or disability, (iii) termination by the Company, for cause (as defined) or without cause at any time, and (iv) the officer's voluntary termination. The Employment Agreements also provide for an annual base salary of $300,000 for Mr. Bayman, $230,000 for Mr. Rhein, and $150,000 for Mr. Goodger. Ms. Margheret currently is receiving an annual base salary at the rate of $212,000. The Employment Agreements for Messrs. Bayman, Rhein and Goodger provide for annual cash incentive bonuses, in accordance with a formula based upon the product of the sum of the Company's actual operating income (as defined) multiplied by a ratio of the Company's actual return on capital (as defined), compared with a pre-determined standard. Messrs. Bayman, Rhein and Goodger will receive annual cash incentive bonuses in an amount equal to 8/10 of 1%, 65/100 of 1% and 15/100 of 1%, respectively, of the Company's adjusted income as computed in accordance with such formula. It has been proposed that Ms. Margheret receive an annual cash incentive bonus in an amount equal to 5/10 of 1% of the Company's adjusted income as computed in accordance with such formula pursuant to her new proposed Employment Agreement.


     Upon termination of Messrs. Bayman, Rhein and Goodger's employment by the Company without cause, and subject to compliance by Messrs. Bayman, Rhein and Goodger with certain provisions relating to competition, confidential information and noninterference, each officer will be entitled to receive his base salary for the month in which termination occurs. Messrs. Bayman, Rhein and Goodger also will be entitled to receive an amount per month (the "Payment Amount") consisting of 1/24 of the total of an amount equal to his previous 24 months of base salary and the incentive cash bonuses for the two previously completed fiscal years. Mr. Bayman would be entitled to the Payment Amount for a period of 24 months, Mr. Rhein would be entitled to the Payment Amount for 12 months, and Mr. Goodger would be entitled to the Payment Amount for six months. In addition to such monthly payments, Messrs. Bayman, Rhein and Goodger also will be entitled to receive his vested bonus payable in accordance with certain provisions of the Employment Agreements.

     In the event of termination in connection with a change in control, Messrs. Bayman, Rhein and Goodger have the right to terminate their employment with the Company and are entitled to receive an amount equal to one month of their then base salary, an amount equal to his previous 24 months of base salary, and an amount equal to his bonus for the two previously completed fiscal years, if any, payable in one payment immediately upon such termination. Messrs. Bayman, Rhein and Goodger also will be entitled to receive his vested bonus payable in accordance with certain provisions of the Employment Agreements. For two years following such termination, Messrs. Bayman, Rhein and Goodger will also be entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company. The Employment Agreements also provide for the payment by the Company of legal fees incurred by the officers in the event that, following a change in control, such officers may be caused to institute or defend legal proceedings to enforce their rights under the Employment Agreements. A "change in control" is defined as (i) the acquisition by any person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of 12 consecutive months, individuals who were Directors of the Company at the beginning of the period, and for whom such officers voted as a shareholder, cease for any reason to constitute at least a majority of the Board of Directors of the Company.

     Termination for disability will result in payment of Messrs. Bayman, Rhein and Goodger's then base salary and their respective bonus for a maximum period of six months in the case of Mr. Bayman, or three months in the case of Mr. Rhein and Mr. Goodger, following which they will receive disability benefits under the Company's long term disability program. Messrs. Bayman, Goodger and Rhein would also receive his or her vested bonus payable in accordance with certain provisions of the Employment Agreements. Upon the voluntary termination or termination for cause (as defined) of any officer, no further remuneration payments will be due him.


     If Ms. Margheret signs her new Employment Agreement, which she has indicated she will not do, it will contain terms similar to those contained in the other Executive Officers' Employment Agreements. On June 21, 1996, Ms. Margheret, through her attorneys, advised the Company that she has claims against the Company and certain of its officers and Directors based upon sex discrimination, retaliation for asserting claims of sex discrimination, violations of the American With Disabilities Act, breach of contract, tortious interference with advantageous business relationships and defamation. Discussions with her attorneys are being conducted, and if a mutually satisfactory resolution is not arrived at, litigation may result.


CERTAIN TRANSACTIONS

     On February 28, 1996, the Company and Preston B. Heller, Jr., the former Chief Executive Officer and Chairman of the Board of the Company, entered into a Retirement Agreement. Mr. Heller retired as Chief Executive Officer as of April 3, 1995 and as Chairman of the Board and as a member of the Executive Committee of the Board of Directors as of March 31, 1996. Under the Agreement, Mr. Heller will receive a payment totalling $1,200,000 to be paid in 24 monthly installments from April 30, 1996 through March 31, 1998, together with certain other benefits. Since Mr. Heller no longer is an employee of the Company, he is a participant in the 1995 Stock Option Plan for Outside Directors, but he has waived the payment of director fees through March 31, 1998.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Company's Compensation Committee is comprised of four (4) non-employee Directors of the Company. The Compensation Committee is responsible for reviewing and implementing the Company's existing and proposed executive and director compensation and employment arrangements and plans and to administer the 1982 Incentive Stock Option Plan, as amended, the 1991 Stock Option Plan, as amended, and the 1995 Stock Option Plan for Outside Directors, as amended.

     Set forth below is a report submitted by Messrs. Gelb, Heffern, Singer, and Sullivan in their capacity as members of the Compensation Committee addressing the Company's compensation objectives and philosophies, together with a discussion of the factors considered in determining the compensation for the Company's 1996 fiscal year of Mr. James L. Bayman, the Chief Executive Officer and President of the Company, and Messrs. Preston B. Heller, Arthur Rhein and John V. Goodger and Ms. Janice M. Margheret, the four executive officers other than Mr. Bayman who, for fiscal 1996, were the Company's most highly compensated officers (collectively, with Mr. Bayman, the "Named Executives"). As further discussed below, Mr. Heller resigned as Chief Executive Officer effective April 3, 1995 and as Chairman of the Board effective March 31, 1996.

OBJECTIVES AND PHILOSOPHY

     The Company's compensation programs are intended to provide its executives with a mix of salary, benefits, and incentive compensation arrangements that:

     - are at levels that will attract and retain qualified executives;

     - are closely linked to the accomplishments of the Company and each executive's individual performance; and

     - encourage stock ownership by aligning executive compensation with shareholder value.

     The compensation of executives is intended to assist the Company in obtaining the objectives set forth above. The Company seeks to provide its executives with compensation that is both comparable to similarly situated companies, specifically, Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Inc., Jaco Electronics, Inc., Kent Electronics Corporation, Marshall Industries, Milgray Electronics, Inc., Sterling Electronics Corporation, and Wyle Electronics, and commensurate with the performance, experience, and responsibilities of each executive. Cash incentive bonuses are awarded to certain executives pursuant to a formula linked to the Company's financial performance. Long-term incentive opportunities in the form of stock options are granted to executives to provide them with an opportunity to acquire or to increase their proprietary interest in the Company, thereby providing them with an incentive to promote the long-term interests of the Company's shareholders. In addition, the general business outlook of the Company and the electronics distribution industry in general is considered when determining the compensation of the Company's executives.

     The Company's compensation arrangements and plans are currently structured in such a manner that it is unlikely (other than in the case of a "change in control") that the compensation which may be paid to any Named Executive in fiscal 1997 will exceed $1 million. The Compensation Committee believes that it is in the best interests of shareholders to retain as much flexibility as possible, presently and in the future, with respect to the Company's compensation arrangements and plans. However, the Compensation Committee recognizes that Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that no tax deduction is allowed for remuneration paid by the Company to any Named Executive to the extent the remuneration paid exceeds $1 million. In the future, if the Compensation Committee determines that the compensation which may be paid to any Named Executive in any year could exceed $1 million, the Compensation Committee may reexamine its policy.

FISCAL 1996 COMPENSATION DECISIONS

     Salaries. On March 15, 1995, Mr. Heller, the Company's then Chief Executive Officer, and Mr. Bayman, the Company's current Chief Executive Officer, recommended to the Compensation Committee that there be no change in the salaries of $250,000, $200,000, $185,000 and $130,000 for Mr. Bayman, Mr.
Rhein, Ms. Margheret, and Mr. Goodger. In determining whether to make any salary adjustments for fiscal 1996, consideration was given to the payment of anticipated bonuses, the performance and responsibilities of each executive, prior years' salary increases, and the levels of compensation of similarly situated companies, specifically, Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Inc., Jaco Electronics, Inc., Kent Electronics Corporation, Marshall Industries, Milgray Electronics, Inc., Sterling Electronics Corporation and Wyle Electronics. The Compensation Committee strives to provide its executives with salaries competitive with similarly situated companies. The Compensation Committee's decisions with respect to fiscal year 1996 salaries primarily were based on Mr. Heller's and Mr. Bayman's recommendations, which were accepted.

     Annual Incentive Compensation. Annual incentive compensation was awarded to the Named Executives in the form of cash bonuses paid pursuant to a formula contained in their employment agreements. The formula was based upon the product of the sum of the Company's actual operating income (as defined) plus equity in profits or losses attributable to the Company's affiliate, Pioneer Technologies Group, Inc., as multiplied by a ratio of the Company's actual return on capital (as defined) compared with a pre-determined standard. As discussed in the section titled "Employment Agreements" of this Proxy Statement, the formula has been modified. On March 15, 1995, the Compensation Committee approved the future payment of cash incentive bonuses for the fiscal year ending March 31, 1996, to Mr. Bayman, Mr. Rhein, Ms. Margheret and Mr. Goodger in an amount equal to 4/5 of 1%, 65/100 of 1%, 5/10 of 1% and 15/100, of 1%, respectively, of the
Company's adjusted 1996 fiscal year income as computed in accordance with the formula contained in the Named Executives' employment agreements. Based upon the results of operations for the Company's March 31, 1996 fiscal year, Mr. Bayman received a cash incentive bonus of $386,739, Mr. Rhein received a cash incentive bonus of $314,225, Ms. Margheret received a cash incentive bonus of $241,712 and Mr. Goodger received a cash incentive bonus of $72,513.


     Stock Options. On March 15, 1995, Mr. Heller and Mr. Bayman recommended to the Compensation Committee that no options to acquire Common Shares be granted to the Named Executive Officers, but options to acquire Common Shares be granted to certain key management employees. The Compensation Committee accepted the recommendations of Messrs. Heller and Bayman. In making its decision, the Compensation Committee reviewed the proprietary interest in the Company held by Messrs. Rhein and Goodger and Ms. Margheret, the desirability of increasing such proprietary interest, and the performance of Messrs. Rhein and Goodger and Ms. Margheret. The Compensation Committee's decision with respect to the grant of stock options primarily was based on Mr. Heller's and Mr. Bayman's recommendations, and the balance of the Committee's decision was based on the other factors discussed above.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Heller, the former Chief Executive Officer, was paid an increased salary of $300,000, but was not entitled to receive any incentive compensation bonus for fiscal 1996. Pursuant to the terms of his Retirement Agreement, Mr. Heller will not receive a salary or participate in any incentive compensation in the future. Included in Mr. Heller's and Mr. Bayman's March 15, 1995 executive salary recommendations was a proposal not to increase Mr. Bayman's current salary of $250,000, which was adopted by the Compensation Committee. Mr. Bayman received the $386,739 cash incentive bonus for fiscal year 1996 as described above.

ADDITIONAL MATTERS


     At a February 27, 1996 Compensation Committee meeting, the Compensation Committee authorized the terms contained in Mr. Heller's Retirement Agreement, and on February 28, 1996, the Board of Directors ratified the Retirement Agreement. Pursuant to the Retirement Agreement, effective March 31, 1996, Mr. Heller retired as the Chairman of the Board of the Company and his employment with the Company and his employment agreement were terminated. Additionally, Mr. Heller will receive a payment totalling $1.2 million to be paid in twenty-four
(24) equal monthly installments commencing April 30, 1996 and terminating March 31, 1998. On April 23, 1996, the Compensation Committee authorized an increase in the fiscal 1997 base salaries of Messrs. Bayman, Rhein, Goodger and Ms. Margheret of $300,000, $230,000, $150,000 and $212,000, respectively. At this same meeting, the Compensation Committee approved the future payment of cash incentive bonuses for the fiscal year ending March 31, 1997, to Mr. Bayman, Mr. Rhein, Ms. Margheret and Mr. Goodger in an amount equal to 8/10 of 1%, 65/100 of 1%, 5/10 of 1% and 15/100 of 1%, respectively, of the Company's adjusted 1997 fiscal year income as computed in accordance with the formula contained in the Named Executives' new employment agreements. As noted earlier, as of the date hereof, Ms. Margheret has not yet entered into her proposed new Employment Agreement, and the status of her continued employment with the Company is uncertain. On March 29, 1996, the Compensation Committee authorized the grant of options to purchase a total of 229,000 Common Shares under the 1991 Stock Option Plan to the Named Executives and other non-officer employees, at an option price of $15.375, which is the last sales price of a Common Share on March 29, 1996. Messrs. Bayman, Rhein and Goodger and Ms. Margheret were each granted options to acquire 5,000 Common Shares.


              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                             Victor Gelb (Chairman)
                               Gordon E. Heffern
                                Edwin Z. Singer
                               Thomas C. Sullivan

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following chart compares the value of $100 invested in the Company's Common Shares with a similar investment in the S&P 500 Stock Index ("S&P 500") and the companies listed in the SIC Code 5065 -- Electronic Parts and Equipment N.E.C. Index ("Peer Group") for the period March 31, 1991 through March 31, 1996.

      Measurement Period         Pioneer-Stan-    S&P 500 In-
    (Fiscal Year Covered)            dard             dex         Peer Group
1991                                       100             100             100
1992                                        84             111             117
1993                                       193             128             161
1994                                       261             130             164
1995                                       316             150             184
1996                                       402             198             236

                                 PROPOSAL NO. 2

                 AMENDMENT TO AMENDED ARTICLES OF INCORPORATION

     The total authorized capital of the Company, as set forth in Article Fourth of the Company's Amended Articles of Incorporation, consists of 40,000,000 shares, all of which are Common Shares, without par value. Under the proposed amendment to the Amended Articles of Incorporation, the total authorized capital will be increased to 80,000,000 shares, all of which shall be Common Shares, without par value. The Board of Directors approved the proposal on May 7, 1996. The Board of Directors does not presently contemplate proposing any other changes to the Company's Amended Articles of Incorporation (the "Articles") or Amended Code of Regulations (the "Code"). In addition to the 22,519,692 Common Shares which were issued and outstanding as of June 3, 1996, the Company has reserved 1,561,892 Common Shares for issuance pursuant to its stock option plans.

     The principal purpose for the proposal is to make available additional Common Shares for possible stock splits or dividends, employee benefit plans, acquisitions, public or private stock offerings and other corporate purposes. The Company does not presently have any agreements or understandings with respect to transactions which would call for the issuance of any of the additional 40,000,000 Common Shares. Shareholders have no pre-emptive rights with respect to the issuance of additional Common Shares, and the issuance of additional Common Shares would not require any further shareholder approval, except as otherwise expressly required under Ohio Corporation Law.

     The Company's purpose in increasing the number of authorized Common Shares available for issuance is described above. Nevertheless, the authorization of additional Common Shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of Common Shares, to acquire control of the Company with a view to effecting a merger, sale of the Company's assets or similar transaction, since the issuance of additional Common Shares could be used to dilute the share ownership or voting rights of such person or entity. Moreover, any of the authorized but unissued Common Shares could be privately placed with purchasers supportive of incumbent management, making a change in control of the Company more difficult.

     The Company's Articles contain provisions relating to shareholder approval of certain business combinations. The Articles provide that certain business combinations involving the Company and any person beneficially owning 10% or more of the Common Shares must be approved by the affirmative vote of 80% of the outstanding shares entitled to vote generally in the election of Directors. However, the 80% voting requirement does not apply if (1) not less than a majority of continuing Directors, has approved, in advance, the acquisition of those outstanding shares of the Company purchased by the 10% shareholder or has approved the business combination, or (2) the business combination is a merger or consolidation and the consideration to be received by holders of Common Shares as a result of the business combination is not less than (a) the greater of (i) the highest price per share, including commissions, paid by such person in obtaining 10% or more of the Company's Common Shares during the two-year period ending on the date of the most recent purchase of any such shares, or
(ii) the highest sales price reported for the Common Shares during the two-year period preceding the first public announcement of the proposed business combination, (b) plus interest and less cash dividends.

     In addition, the Company's Code provides that the Board of Directors shall be divided into three classes and requires that any proposal to increase or decrease the number of Directors be approved by the vote of the holders of a majority of shares entitled to vote on the proposal; provided, however, that the number of Directors of any class shall not consist of less than three Directors. Moreover, the Code provides that the

Directors may be removed from office by the vote of the holders of two-thirds of the voting power entitled to elect Directors in place of those removed; provided, however, that unless all the Directors of a particular class are removed, no individual Director may be removed without cause if a sufficient number of shares are cast against such removal which, if cumulatively voted at an election for all the Directors, or all the Directors of a particular class, as the case may be, would be sufficient to elect at least one Director. The purpose of these provisions is to prevent Directors from being removed from office prior to the expiration of their respective terms, thus protecting the safeguards inherent in the classified Board structure unless dissatisfaction with the performance of one or more Directors is widely shared by the Company's shareholders. These provisions could also have the effect of increasing the amount of time required for an acquiror to obtain control of the Company by electing a majority of the Board of Directors and may also make the removal of incumbent management more difficult and discourage or render more difficult certain mergers, tender offers, proxy contests, or other potential takeover proposals. To the extent that these provisions have the effect of giving management more bargaining power in negotiations with a potential acquiror, they could result in management using the bargaining power not only to try to negotiate a favorable price for an acquisition, but also to negotiate favorable terms for management.

     Some shareholders might consider any increase in anti-takeover protection undesirable because to the extent that any anti-takeover protection discourages speculation or short-term trading in the Company's Common Shares, the market impact of such protection could be reduced trading and a lower price. In addition, shareholders may favor a proposed change in management or control. However, it is not the intent of the Company to use the additional authorized Common Shares to block any takeover attempt or change in management or control, without consideration of the benefits to the Company and its shareholders. There presently is no takeover proposal before the Company, nor is the Company aware that any person contemplates such a proposal.

RECOMMENDATION; REQUIRED VOTE

     The Board of Directors recommends a vote FOR the proposal. The persons named in the accompanying proxy or their substitutes will vote such proxy for this proposal unless it is marked to the contrary. A favorable vote of two-thirds of the outstanding Common Shares on the record date is required for the adoption of the proposed amendment.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending March 31, 1997, and to perform such other accounting services as may be appropriate. Ernst & Young LLP and its predecessors have audited the accounts of the Company annually since 1964.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     Reports will be laid before the Annual Meeting, including a letter from the Chairman of the Board, President and Chief Executive Officer which accompanies the financial statements of the Company and the Auditor's Report prepared by independent auditors. The Board of Directors does not contemplate and does not intend to present for consideration the taking of action by shareholders with respect to any reports to be laid before the Annual Meeting or with respect to the minutes of the Annual Meeting of Shareholders held on July 25, 1995, which will be read at the Annual Meeting on July 23, 1996, unless a motion to dispense with a reading is adopted.

     The Board of Directors of the Company is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary to assure sufficient representation, officers and employees of the Company may in person or by telephone or telegram request the return of Proxies. The Company has also retained D. F. King & Co. Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies for whose services the Company will pay a fee of $5,000, plus reimbursement of out-of-pocket expenses.

     Any shareholder proposal intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company's Secretary at the Company's principal executive offices not later than March 24, 1997, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission.

     UPON THE RECEIPT OF A WRITTEN REQUEST FROM ANY SHAREHOLDER ENTITLED TO VOTE AT THE FORTHCOMING ANNUAL MEETING, THE COMPANY WILL MAIL, AT NO CHARGE TO THE SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-L UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. REQUESTS FROM BENEFICIAL OWNERS OF THE COMPANY'S VOTING SECURITIES MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH ANNUAL MEETING. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO:

                  Mr. John V. Goodger
                  Vice President, Treasurer and Assistant Secretary Pioneer-Standard Electronics, Inc.
                  4800 East 131st Street
                  Cleveland, Ohio 44105

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors.

                                          WILLIAM A. PAPENBROCK
                                          Secretary

June 26, 1996

                                   APPENDIX A

                  PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE
                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                       PIONEER-STANDARD ELECTRONICS, INC.

     Article Fourth of the Amended Articles of Incorporation (which is the only portion of the Amended Articles of Incorporation affected by Proposal 2) shall be deleted and replaced by the following:


        "FOURTH: The authorized number of shares of the corporation is Eighty Million (80,000,000) shares, all of which shall be Common Shares, without par value."

                               [INSERT MAP HERE]


                   [A map to meeting location is included.]

                         PIONEER-STANDARD ELECTRONICS, INC.

                   ANNUAL MEETING OF SHAREHOLDERS -- JULY 23, 1996
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby (i) appoints John V. Goodger and William
         A. Papenbrock, and each of them, as Proxy holders and attorneys,
P with full power of substitution, to appear and vote all of the Common Shares of Pioneer-Standard Electronics, Inc. which the undersigned
R shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Cleveland South Hilton Inn, 6200 Quarry
O Lane, Cleveland, Ohio, on Tuesday, July 23, 1996, at 11:00 A.M., Eastern Daylight Time, and at any adjournments thereof, hereby
X revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the
Y Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


         Election of Directors, Nominees:                                 (change of address)
         James L. Bayman, Gordon E. Heffern and Karl E. Ware.         ------------------------------------
                                                                      ------------------------------------
                                                                      ------------------------------------
                                                                      ------------------------------------
                                                                     (If you have written in the above
                                                                      space, please mark the corresponding
                                                                      box on the reverse side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                SEE REVERSE
                                                                   SIDE

- --------------------------------------------------------------------------------
                                  DETACH CARD

                     PLEASE DETACH THE ABOVE PROXY CARD AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.

           / X /   PLEASE MARK YOUR                       SHARES IN YOUR NAME    REINVESTMENT SHARES
                   VOTES AS IN THIS
                   EXAMPLE.

                       FOR      WITHHELD                             FOR       AGAINST     ABSTAIN
1.   Election of      /  /        /  /      2.  Amendment to the    /  /        /  /        /  /      3.  In their discretion,
     Directors                                  Articles of                                               to act on any other
     (see reverse)                              Incorporation to                                          matter or matters
                                                increase the                                              which may properly
                                                number of                                                 come before the
                                                authorized Common                                         meeting.
                                                Shares from
                                                40,000,000 to
                                                80,000,000.


    For, except vote withheld from the following nominee(s):

    -------------------------------------------------------


                                                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                       Change
                                        of        /  /
                                       Address

                                       Attend
                                       Meeting   /  /

       SIGNATURE(S)______________________________________________________ DATE _________________

       SIGNATURE(S)______________________________________________________ DATE _________________

       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                          DETACH CARD

